CONSULTANT

                              ENGAGEMENT AGREEMENT

         This Agreement supercedes and replaces the Corporate Advisor Engagement Agreement, (except as to those shares of Sun River Energy, Inc. previously issued to Consultant), made the 7th day of May, 2009, by and between Sun River Energy, Inc. (the "Company"), located at 7609 Ralston Road, Arvada, Colorado 80002 and Energy West Corporation (the "Consultant"), located at 1410 High Street, Denver, Colorado 80218.

     Sun  River  Energy,  Inc.  hereby  engages  Energy  West  Corporation,   as
Consultant, under the following terms and conditions, to be effective as of October 15, 2009.

         WHEREAS, the Company desires professional guidance and advice regarding Energy Exploration and Development and desires Consultant to aid it in business matters; and

         WHEREAS, James E. Sullivan ("Sullivan") is employed by Consultant and has expertise in the area of energy exploration and project development and implementation;

         WHEREAS, Consultant is willing to provide the services of Sullivan to act as a part-time advisor and consultant to the Company upon the terms and conditions set forth in this Agreement. Unless specified otherwise, James E. Sullivan and Energy West Corporation shall together herein be referred to as Consultant;

         WHEREAS, Consultant is to be hereby engaged to provide the services of Sullivan to act as Vice President of Land of Sun River Energy, Inc. on a part-time basis.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

1.       Duties, Scope of Agreement, and Relationship of the Parties

         (a) The Company hereby agrees to retain Consultant to provide the services of Sullivan as Vice President of Land, consistent with Consultant's expertise and ability in energy exploration and development, and Consultant agrees to so act for the Company during the term of this Agreement under the Job Description attached as Exhibit "B". All parties understand that Consultant and Sullivan has many other business interests and will devote as much time as in his discretion as necessary to perform his duties under this Agreement. In addition, the Company hereby agrees that Consultant's and Sullivan's efforts and all forms of beneficial interest related to, or otherwise connected to, Consultant's other business interests are the sole and separate property of Consultant.

         (b) The services rendered by consultant to the company pursuant to this Agreement shall be as an independent contractor at times and dates convenient to Consultant and Sullivan, and this Agreement does not make Consultant or Sullivan the employee of the Company for any purpose whatsoever. No right or authority is granted to Consultant or Sullivan to assume or to create any obligation or responsibility, in excess of $2,500.00, express or implied, on behalf of or in the name of the Company, expect as authorized by Resolution of the Board of Directors or other management personnel designated by the Company. The Company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to consultant hereunder, and Consultant agrees that he will pay all taxes due on such amounts.

         (c) Consultant agrees to make Sullivan available to Company as Vice President of Land on a part-time as needed basis upon reasonable request by the Company. Sullivan shall provide planning and other advisory services as are necessary to carryout the business of the Company.

2.       Compensation

         (a) The Company will pay Consultant a day rate of $600.00 per day for consulting work performed on Sun River Projects, as directed by the President or Board. Such day rate shall be billed per each calendar month and paid by Company on the 15th day of the following month.

         (b) In addition to the day rate (a) Company shall deliver to Consultant the Stock Compensation is detailed in Exhibit "A".

         (c) Other forms of compensation may occur depending on the nature of a specific engagement and only upon the mutual agreement of both parties.

3.       Expenses

         The Company shall reimburse Consultant for all pre-approved reasonable and necessary expenses incurred by it in carrying out its duties under this Agreement including travel. Consultant shall submit related receipts and documentation with his request for reimbursement.

4.       Renewal; Termination

         (a) This Agreement shall continue in effect for 6 months and thereafter, if not then terminated, shall be renewed annually until terminated by the parties. Either the Company or the Consultant may terminate this Agreement by giving the other party fifteen (15) days written notice. However, termination of Consultant by the Company shall not relieve the Company of its financial obligations to Consultant as defined herein.

         (b) Subject to the continuing obligations of Consultant under Section 5 below, either party may terminate this Agreement at any time if the other party shall fail to fulfill any material obligation under this Agreement and shall not have cured the breach within ten (10) days after having received notice thereof.

         (c) Termination or expiration of this Agreement shall not extinguish any rights of compensation that shall accrue prior to the termination.

5.       Confidential Information

         (a) "Confidential Information," as used in this Section 5, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

                  (i) Trade secret information about the Company and its products;

                  (ii) Information concerning the Company's business as the Company has conducted it since the Company's incorporation or as it may conduct it in the future; and

                  (iii) Information concerning any of the Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, or leasing efforts.

         (b) Any information that Consultant reasonably considers Confidential Information, or that the Company treats as Confidential Information, due to its unique nature purchased or developed by the Company, not available in the public domain or licensed or copyrighted information will be presumed to be Confidential Information (whether Consultant or others originated it and regardless of how obtained).

         (c) Except as required in its duties to the Company, Consultant or Sullivan will never, either during or after the term of this Agreement, intentionally use or disclose such aforedescribed Confidential Information to any person not authorized by the Company to receive it.

         (d) If this Agreement is terminated, Consultant and Sullivan will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in its possession, regardless of who prepared them. The rights of the Company set forth in this Section 5 are in addition to any rights of the Company with respect to protection of trade secrets or confidential information arising out of the common or statutory laws of the State of Colorado or any other state or any country wherein Consultant may from time to time perform services pursuant to this Agreement. This Section 5 shall survive the termination or expiration of this Agreement.

6.       False or Misleading Information

         The Company warrants that it will provide Consultant with accurate financial, corporate, and other data required by Consultant and necessary for full disclosure of all facts relevant to any efforts required of Consultant under this Agreement. Such information shall be furnished promptly upon request. If the Company fails to provide such information, or if any information provided by the Company to Consultant shall be false or misleading, or if the Company omits or fails to provide or withholds relevant material information to Consultant or to any professionals engaged pursuant to paragraph 5(d) above, then, in such event, any and all fees paid hereunder will be retained by Consultant as liquidated damages and this Agreement shall be null and void and Consultant shall have no further obligation hereunder. Further, by execution of this Agreement, the Company hereby indemnifies Consultant and Sullivan from any and all costs for expenses or damages incurred, and holds Consultant and Sullivan harmless from any and all claims and/or actions that may arise out of providing false or misleading information or by omitting relevant information in connection with the efforts required of Consultant under this Agreement.

7.       Consultant's Best efforts and No Warranty of Information

         Consultant shall use its best efforts to use and provide reliable information and business techniques associated with the oil and gas business. However, Consultant makes no warranty as to the completeness or interpretation of such information, nor does Consultant warrant such information with regard to errors or omissions contained therein. Any reserve estimates, price calculations, price forecasts, exploration potential predictions or similar information provided by Consultant are, or may well be estimates only, and should not be considered predictions of actual results. Mineral title opinions shall not be Consultant's responsibility.

8.       Miscellaneous

               (a) Successors and Assigns. This Agreement is binding on and ensures to the benefit of the - Company. Company cannot assign this Agreement without Consultant's written agreement.

               (b) Modification. This Agreement may be modified or amended only by a writing signed by both the - Company and Consultant.

               (c) Governing Law. The laws of Colorado will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Colorado court, and both the Company and Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

               (d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

               (e) Waivers. No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

               (f) Captions. The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

               (g) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

               (h) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated below. These addresses may be changed at any time by like notice.

         In the case of the Company:
                           Sun River Energy, Inc.
                           Attention: Redgie Green
                           c/o 7609 Ralston Road
                           Arvada, Colorado 80002
                           Ph: 303-422-8127
                           Fx: 303-431-1567
                           Email:

         In the case of Consultant:
                           Energy West Corporation
                           c/o James E. Sullivan
                           1410 High Street
                           Denver, Colorado 80218
                           Ph. 303-795-5858
                           Fx. 303-795-5353
                           E-mail: jsullivan@energywestcorp.com

               (i) Indemnification. Company agrees to and shall defend, indemnify and hold harmless both Consultant and Sullivan, their affiliates, companies, partnerships, employees and invitees, from and against all Losses which arise from or in connection with Consultant's services and duties under this Agreement. "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, expert witnesses and costs of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to said services and duties, including injury to or death of a person or damage to or loss of property, real or personal, which may be asserted against Consultant as a direct or indirect result of his provision of services and duties to Company.

               (j) Conflicts of Interest. Company acknowledges that Consultant and Sullivan are engaged in the business of providing petroleum consulting for other oil and gas companies within the United State and Canada. In the event Consultant or Sullivan are requested by Company to provide advice and guidance on or about geographical areas that may create a potential conflict of interest between Consultant's other business matters and the Company's operations, Consultant or Sullivan shall not be required by Company to render advice and guidance on such an area. Company and Consultant and Sullivan shall use their best efforts to notify each other of any potential conflicts of interests. In any event, Consultant's and Sullivan's general knowledge that Company plans to engage, or is actively engaging, in oil and gas exploration within an area shall in no way preclude Consultant, Sullivan or their business entities, from performing land services or consulting for other oil and gas companies within the same area.

               (k) Mediation and Arbitration. All claims, demands, disputes and controversies in connection with this Agreement that may arise between the Parties as to this Agreement shall first be submitted to a mutually agreed neutral third party for mediation. If mediation is not successful then dispute shall be settled by arbitration. Such arbitration shall be governed by the commercial arbitration rules of American Arbitration Association. All mediation and/or arbitration shall take place in Denver, Colorado.




(The rest of the page left intentionally blank.)

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the October 21, 2009.

         "The Company"                               "Consultant"
         SUN RIVER ENERGY, INC.             ENERGY WEST CORPORATION




         By:                              By:
            -------------------            ----------------------------
                                           James E. Sullivan, President

                                    Exhibit A

                            Term Sheet - Stock Grants

I.       Stock Grants.



         A.       Future additional Grants shall occur as follows:

1. Vesting. Subject to continuation of engagement under this or a subsequent agreement, (i) Company will grant 25,000 shares at the end of 1st calander quarter of engagement hereunder and, (ii) an additional 25,000 shares each calendar quarter thereafter, contingent on the continuation of engagement for at least 6 months of the term. Vesting will be accelerated on a Change in Control, for that current quarter.

2. Consultant will enter into a six (6) month lock-up agreement with Company, to be released upon reasonable written notice, in discretion of Company; provided that any stock granted to Consultant shall vest and be "free to trade" within six (6) from the date said stock has been earned by Consultant.

3. Company shall provided Consultant with a stock certificate of the above-described shares within thirty (30) days from the date said shares are granted to Consultant.

4. In addition to the grants of stock and other remuneration specified in this Agreement, Company shall also grant Consultant options to purchase the Company's common stock as follows:

a. Upon execution of this Agreement, Company shall grant Consultant an option to purchase 50,000 shares of the Company's common stock at the Fair Market Value ("FMV") share price. The FMV of this option shall be equal to the closing share price as of the effective date of this Agreement.

b. Provided this Agreement remains in effect, Company shall at the end of each of the next four (4) successive calendar quarters grant Consultant an option to purchase up to 20,000 shares at a FMV share price equal to closing share price as of end date of each such calendar quarter.

c.                       All such  options  shall be granted for a term of sixty
                         (60) months and shall be available to be exercised by Consultant at any time during said term without any trading restrictions.

d. All such options shall be granted on Fair Marker Value basis and shall not be considered by Company as "non-qualified" options.

II.      Change in Control.

A. For purpose of the options, "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c)
     individuals who, immediately following the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (d) any transaction as a result of which any Person is the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition of Change in Control, the term "Persons" means, acting individually or as a group, an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                                    Exhibit B

                                 Job Description

A. Consultant will manage Sun River's land and lease right acquisition programs.

B. In the event that additional personnel is required to perform land operations, for instance the hiring of consultants for brokerage or other land-related services, Consultant agrees to manage the activities of such consultants. Consultant shall not hire additional personnel without the approval of the Board of Sun River or other management personnel designated by the Company.

C. The Consultant agrees to provide a quarterly report as to the services provided and the projects that the Consultant has worked on, on the Company's behalf.